                                                                Exhibit 99.1

                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Home Federal Bancorp.
         Signed this ninth day of May 2003.

/s/ Lawrence E. Welker                         /s/ John K. Keach, Jr.
(Signature of Authorized Officer)              (Signature of Authorized Officer)

Lawrence E. Welker                             John K. Keach, Jr.
(Typed Name)                                   (Typed Name)

Chief Financial Officer                        Chief Executive Officer
(Title)                                        (Title)

A signed original of this written statement required by Section 906 has been provided to Home Federal Bancorp and will be retained by Home Federal Bancorp and forwarded to the Securities and Exchange Commission or its staff upon request.